EXHIBIT 4.3.1











                                  May 15, 1995


Delta Woodside Industries, Inc.
233 North Main Street
Suite 200
Hammond Square
Greenville, South Carolina  29601

RE: Credit Agreement dated as of September 7, 1994 (the "Credit Agreement") by and among Delta Woodside Industries, Inc. the Lenders party thereto, NationsBank, N.A. (Carolinas) (formerly known as NationsBank of North Carolina, N.A.), as Agent, and Bank of America National Trust and Savings Association and The Bank of New York, as Co-Agents.

Gentlemen:

     Reference is made to the Credit Agreement described above, the defined terms of which are incorporated herein by reference.

     At Your request, the undersigned Lenders hereby agree to waive the violation of Section 9.1(d) of the Credit Agreement resulting from the failure of the Borrower to maintain the required Interest Coverage Ratio as of the last day of the third Fiscal Quarter of Fiscal Year 1995.

     The waiver set forth in this letter shall become effective (i) when this letter shall have been executed by the Majority Lenders and (ii) when the Borrower, on behalf of itself and each of the Guarantors, shall have accepted and agreed in writing to the terms hereof.

     The waiver set forth in this letter shall be effective only in the specific instance provided for above and only for the specific purpose for which given and shall not entitle the Borrower to any other or further waivers or consents in similar or other circumstances.

     Except as waived hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

     This letter may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.




May 15, 1995
Page 2

This letter shall be governed by the laws of the state of North Carolina.

Sincerely,
                                   BANK OF AMERICA NATIONAL TRUST
NATIONSBANK, N.A. (CAROLINAS)        AND SAVINGS ASSOCIATION

By:  /s/E. Phifer Helms            By:  /s/Wayne H. Reiss
Title:  Senior Vice President      Title:  Vice President

                                   FIRST UNION NATIONAL BANK OF
THE BANK OF NEW YORK                 SOUTH CAROLINA

By:  /s/Gregory L. Batson          By:  /s/Harry C. Farthing
Title:  Vice President             Title:  Vice President


WACHOVIA BANK OF SOUTH CAROLINA    THE BANK OF NOVA SCOTIA

By:  /s/Thomas F. Snider           By:  /s/ W. E. Zarrett
Title:  Vice President             Title:  Senior Relationship Mgr


CHASE MANHATTAN BANK, N.A.         PNC BANK, NATIONAL ASSOCIATION

By:  JG Zalon Meer                 By:  James A. Fink
Title:  Vice President             Title:  Vice President


NATWEST BANK N.A.

By:  Kurt S. Pohmer
Title:  Assistant Vice President



ACCEPTED AND AGREED:

DELTA WOODSIDE INDUSTRIES, INC.
   for itself and each  of the
   Guarantors


By:  /s/ Bettis C. Rainsford
Title:  Executive Vice President